EXHIBIT 10.33(2)
                                    AMENDMENT
                                       to
                            SHARE PURCHASE AGREEMENT

     This Amendment is entered into as of November 11, 1996, by and between Spatialight, Inc. ("Spatialight") and Sabotini Ltd. (the "Investor").

                                    RECITALS

     Spatialight and the Investor entered into a Share Purchase Agreement, dated July 10, 1996, pursuant to which the Investor agreed to purchase 792,500 shares of Spatialight common stock at $1.125 per share (together with Warrants to purchase additional Spatialight shares). The Agreement provides for the registration by Spatialight of the Shares and the Shares underlying the Warrants. It also provides that Investor has the right to approve the issuance of additional shares of Spatialight stock.

     Spatialight has requested Investors consent to the issuance of stock detailed below. In connection with that consent, and for other good and valid business reasons, the parties hereto have agreed to reprice the original purchase and to issue additional shares of common stock to Investor.

     Now, therefore, the parties agree as follows:

     1) Spatialight shall issue to Investor an additional 275,000 shares, making the total shares purchased 1,067,500 for the total consideration (receipt of which is hereby acknowledged) of $891,562.50, resulting in a per share price of $.8352. Spatialight shall direct its transfer agent to issue a certificate for additional Shares upon execution and delivery of this Amendment.

     2) The representations and warranties of the Company set forth in section 3 of the Share Purchase Agreement are true and correct and shall be deemed incorporated herein and made as of the date hereof, except that the capitalization of the Company has been altered by the issuance of 1,585,000 Shares to the Investor and another Investor. The definition of Shares set forth in the Agreement shall be amended to include the additional Shares to be issued hereunder, and the covenants of the Company set forth in section 5 thereof shall be deemed set forth herein and shall apply to the additional Shares as well. In particular, the additional Shares shall be registered as set forth in section 5.1 thereof. The registration required therein shall be completed no later than December 31, 1996, which shall be deemed an extension of the time period set forth in such section 5.1.

     3) The representations and warranties of the Investor in section 4 of the Share Purchase Agreement shall apply to the issuance of the additional Shares as Set forth herein.


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     4)   Investor hereby agrees that Spatialight may issue an additional
          639,420 shares to the current minority shareholders of Spatialight of California, Inc. In exchange for the 852,560 shares of Spatialight of California, Inc. not owned by the Company. These shares will be registered by the Company and released as follows: 25% upon exchange; 25% in six months; 25% in eighteen months; 25% in twenty-four months.

     5) All other terms and conditions of the Share Purchase Agreement shall remain in full force and effect, unamended except as provided herein, and shall be deemed to be fully applicable to this Amendment as if set forth herein,

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.


                                         SPATIALIGHT, INC.


                                         By:  /s/ William E. Hollis
                                              --------------------------
                                                  William E. Hollis
                                                  President


                                         SABOTINI LTD.


                                          By: /s/ Shaun F. Cairns
                                              --------------------------
                                                  Shaun F. Cairns
                                                  Director